                                                                    EXHIBIT 99.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Internet Banking Division of
The Bankers Bank:

   We have audited the accompanying balance sheet of THE INTERNET BANKING DIVISION OF THE BANKERS BANK (an unincorporated division of a Georgia chartered Federal Reserve member bank) as of December 31, 1998 and the related statements of operations, changes in accumulated deficit, and cash flows for the period from inception (March 1, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Internet Banking Division of The Bankers Bank as of December 31, 1998 and the results of its operations and its cash flows for the period from inception (March 1, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.

                                        /s/ Arthur Andersen LLP

Atlanta, Georgia
September 3, 1999

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

                                 BALANCE SHEETS

                                                       December 31,  June 30,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
                        ASSETS
CURRENT ASSETS:
  Accounts receivable, net of allowance for doubtful
   accounts of $0 and $36,000 at December 31, 1998 and
   June 30, 1999, respectively........................  $  205,750  $  156,346
  Other receivables...................................     214,224     705,095
  Deferred expenses...................................     286,500     181,500
                                                        ----------  ----------
    Total current assets..............................     706,474   1,042,941
PROPERTY AND EQUIPMENT, net...........................     113,563     284,498
CAPITALIZED SOFTWARE DEVELOPMENT COSTS................     214,145     644,717
                                                        ----------  ----------
    Total assets......................................  $1,034,182  $1,972,156
                                                        ==========  ==========

         LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...............  $  314,826  $   75,778
  Deferred revenue....................................     326,500     251,000
  Due to Parent.......................................     849,531   2,494,118
                                                        ----------  ----------
    Total current liabilities.........................   1,490,857   2,820,896
                                                        ----------  ----------
COMMITMENTS AND CONTINGENCIES (Notes 4 and 7)
ACCUMULATED DEFICIT:
  Accumulated deficit.................................    (456,675)   (848,740)
                                                        ----------  ----------
    Total liabilities and accumulated deficit.........  $1,034,182  $1,972,156
                                                        ==========  ==========


      The accompanying notes are an integral part of these balance sheets.

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

                            STATEMENTS OF OPERATIONS

                              For the Period     For the Period
                              from Inception     from Inception    For the Six
                            (March 1, 1998) to (March 1, 1998) to Months Ended
                            December 31, 1998     June 30, 1998   June 30, 1999
                            ------------------ ------------------ -------------
                                                  (Unaudited)      (Unaudited)
REVENUES:
  Installation fees........     $  67,500          $  10,000        $ 189,000
  Monthly license and
   support fees............         9,536                354           46,721
                                ---------          ---------        ---------
    Total revenues.........        77,036             10,354          235,721
                                ---------          ---------        ---------
OPERATING EXPENSES:
  Cost of installation,
   license, and support....      (112,583)           (12,000)        (231,934)
  Selling, general, and
   administrative
   expenses................      (416,455)          (120,214)        (381,756)
  Depreciation and
   amortization............        (4,673)            (1,369)         (14,096)
                                ---------          ---------        ---------
    Total operating
     expenses..............      (533,711)          (133,583)        (627,786)
                                ---------          ---------        ---------
NET OPERATING LOSS.........     $(456,675)         $(123,229)       $(392,065)
                                =========          =========        =========




        The accompanying notes are an integral part of these statements.

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

                  STATEMENTS OF CHANGES IN ACCUMULATED DEFICIT

                                                                    Accumulated
                                                                      Deficit
                                                                    -----------
BALANCE at inception, March 1, 1998................................  $       0
  Net loss.........................................................   (456,675)
                                                                     ---------
BALANCE, December 31, 1998.........................................   (456,675)
  Net loss (unaudited).............................................   (392,065)
                                                                     ---------
BALANCE, June 30, 1999 (unaudited).................................  $(848,740)
                                                                     =========




        The accompanying notes are an integral part of these statements.

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

                            STATEMENTS OF CASH FLOWS

                            For the Period
                            From Inception    For the Period
                            (March 1, 1998)   From Inception       For the
                                  to         (March 1, 1998)  Six Months  Ended
                           December 31, 1998 to June 30, 1998   June 30, 1999
                           ----------------- ---------------- -----------------
                                               (Unaudited)       (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss.................     $(456,675)       $(123,229)       $  (392,065)
 Adjustments to reconcile
  net loss to net cash
  used in operating
  activities:
  Depreciation and
   amortization...........         4,673            1,369             14,096
 Changes in assets and
  liabilities:
  Accounts receivable.....      (205,750)         (45,250)            49,404
  Other receivables.......      (214,224)               0           (490,871)
  Deferred expenses.......      (286,500)        (108,000)           105,000
  Accounts payable and
   accrued expenses.......       314,826          138,955           (239,048)
  Deferred revenue........       326,500          101,000            (75,500)
                               ---------        ---------        -----------
    Net cash used in
     operating
     activities...........      (517,150)         (35,155)        (1,028,984)
                               ---------        ---------        -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Additions to capitalized
  software development
  costs...................      (214,145)               0           (430,572)
 Purchase of property and
  equipment...............      (118,236)         (15,899)          (185,031)
                               ---------        ---------        -----------
    Net cash used in
     investing
     activities...........      (332,381)         (15,899)          (615,603)
                               ---------        ---------        -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
    Net proceeds from
     Parent...............       849,531           51,054          1,644,587
                               ---------        ---------        -----------
NET CHANGE IN CASH........             0                0                  0
CASH, beginning of
 period...................             0                0                  0
                               ---------        ---------        -----------
CASH, end of period.......     $       0        $       0        $         0
                               =========        =========        ===========


        The accompanying notes are an integral part of these statements.

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

         (Information as of June 30, 1999 and for the Six Months Ended
                      June 30, 1998 and 1999 is Unaudited)

1. ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

   The Internet Banking Division of The Bankers Bank (the "Company") was established as an unincorporated division on March 1, 1998 by The Bankers Bank (the "Parent"), a Georgia chartered Federal Reserve member bank. The Company was organized to provide business solutions utilizing Internet-enabled technology to financial institutions and their customers and business customers in the United States. The Company provides a blend of marketing and technical expertise to deliver, support, and promote Internet-enabled technology to financial institutions. The Company has developed a number of Internet banking services that enable financial institutions to utilize a system of hardware and software, developed, implemented, and maintained by the Company, through which customers of the financial institution can use commonly available personal computer software to communicate electronically with the financial institution and perform certain electronic home banking, bill paying, and other on-line banking transactions.

   The accompanying financial statements present the financial position, results of operations, and cash flows of the Company as if it were a separate entity for all periods presented. Accordingly, the accompanying financial statements for the period from inception (March 1, 1998) to December 31, 1998, the period from inception (March 1, 1998) to June 30, 1998, and the six month period ended June 30, 1999 include certain administrative costs and expenses which have been allocated to the Company by the Parent. The costs have been allocated on a pro rata basis based primarily on employee headcount or incurred time and services and represent management's best estimates of what support costs would have been had the Company been operated as a separate entity. The Parent performs services and incurs certain costs for the Company. Services provided include tax, treasury, risk management, employee benefits, legal, data processing, application of cash receipts, and other general corporate services. Corporate costs of Parent services totaling $145,670, $60,006, and $236,596 have been allocated to the Company during the period from inception (March 1, 1998) to December 31, 1998, the period from inception (March 1, 1998) to June 30, 1998, and the six month period ended June 30, 1999, respectively, and are included in selling, general, and administrative expenses in the accompanying statements of operations. In the opinion of management, the method of allocating these costs is reasonable. However, the costs of services charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Unaudited Financial Information

   The financial statements as of June 30, 1999 and for the period from inception (March 1, 1998) to June 30, 1998, and for the six months ended June 30, 1999 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of the interim periods are not necessarily indicative of the results to be obtained for a full year.

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

Property and Equipment

   The Parent holds legal title to all property and equipment. These assets are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed as incurred. Depreciation is provided using the straight-line method for financial reporting purposes. The property and equipment primarily consist of leasehold improvements and are depreciated over the remaining term of the lease.

Capitalized Software Development Costs

   Research and development costs are expensed as incurred. Computer software development costs are charged to research and development expense until technological feasibility of the software is established; after which, remaining software production costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting For Computer Software to be Sold, Leased, or Otherwise Marketed." Amortization of capitalized software-development costs begins as products are made available for sale or as the related product is put into use with annual amortization equal to the greater of the amount computed using the ratio that current gross revenues bear to the total of current and anticipated future gross revenues for the product or the straight-line method over the remaining economic life of the product, not to exceed five years. Currently, none of the developed software is available for general release and, as such, is not being amortized.

Revenue Recognition

   The Company's revenue consists of revenues from the licensing of software and fees from consulting, implementation, training, and maintenance services. The Company recognizes revenue in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position No. 97-2, "Software Revenue Recognition." The Company recognizes the one-time nonrefundable implementation fee upon completion of the installation of the software. License revenues and maintenance fees related to customer maintenance and support are billed together and recognized ratably over the term of the software license and support agreement, which is typically three years.

   Amounts that have been prepaid or invoiced but that do not yet qualify for recognition under the Company's revenue recognition policy are reflected as deferred revenues.

Deferred Revenue and Deferred Expenses

   Deferred revenue represents the liability for advanced billings to customers primarily related to Internet banking software and hardware implementation and training. Such amounts are recognized upon completion. Deferred expenses represent services provided to the Company's customers by third parties. These third parties provide service related to Internet banking software and hardware implementation, training and conversion of the financial institution's customer data. Such amounts are recognized in expense when the related revenue is recognized.

Returns and Product Warranty

   The Company provides for the costs of returns and product warranty claims when specific problems are identified. The Company has not experienced significant returns or warranty claims to date.

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

Fair Value Financial Instruments

   The fair value of instruments classified as current assets or liabilities, including accounts receivable and accounts payable, approximate carrying value due to the short-term maturity of the instruments.

Long-Lived Assets

   The Company periodically reviews the values assigned to long-lived assets to determine if any impairments have occurred. Management believes that the long-lived assets on the accompanying balance sheets are appropriately valued.

Accounts Payable and Accrued Expenses

   Accounts payable and accrued expenses include the following as of December 31, 1998 and June 30, 1999:

                                                                  1998    1999
                                                                -------- -------
   Accounts payable............................................ $294,826 $75,778
   Accrued license fee.........................................   20,000       0
                                                                -------- -------
                                                                $314,826 $75,778
                                                                ======== =======

Funding of Operations by Parent

   The Parent funds the Company's operations as necessary. Transfers of operating funds between the Parent and the Company occur on a noninterest-bearing basis, with the net amounts of these transfers reflected in due to the Parent in the accompanying balance sheets. The net balance in due to Parent of $849,531 and $2,494,118 at December 31, 1998 and June 30, 1999, respectively, is classified as a component of current liabilities in the accompanying balance sheets.

Income Taxes

   The Company uses the liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax assets or liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to be settled or realized.

Comprehensive Loss

   Comprehensive loss for the period from inception (March 1, 1998) to December 31, 1998, the period from inception (March 1, 1998) to June 30, 1998, and the six month period ended June 30, 1999 is the same as the net loss as presented in the accompanying statements of operations.

Advertising and Sales Promotion Costs

   Advertising and sales promotion costs are expensed as incurred and totaled $23,037, $54,692, and $50 from the period from inception (March 1) to June 30, 1998, the period from inception (March 1) to December 31, 1998, and the six month period ended June 30, 1999, respectively.

New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The statement is effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. The statement is not expected to have a significant impact on the Company's financial statements.

3. PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1998 and June 30, 1999 consist of the following:

                                                               1998      1999
                                                             --------  --------
   Furniture, fixtures, and leasehold improvements.......... $ 93,771  $150,391
   Computer equipment.......................................   20,482   129,292
   Computer software........................................    3,983    23,584
                                                             --------  --------
                                                              118,236   303,267
   Less accumulated depreciation............................   (4,673)  (18,769)
                                                             --------  --------
   Property and equipment, net.............................. $113,563  $284,498
                                                             ========  ========

   Depreciation expense for the period from inception (March 1, 1998) to December 31, 1998, the period from inception (March 1, 1998) to June 30, 1998, and the six month period ended June 30, 1999 was $4,673, $1,369, and $14,096, respectively.

4. RELATED-PARTY TRANSACTIONS

   On September 3, 1999, the Company was acquired by Netzee, Inc. ("Netzee"), as discussed in Note 8. The Internet Banking Division of The Independent Bankers Bank ("TIB") was also acquired by Netzee on this date. The Company and TIB have conducted business together since the Company's inception (March 1, 1998). The Company paid TIB $40,000 for the period from inception (March 1,
1998) to December 31, 1998 for the right to share outsourced financial institution customer data conversion services, for which TIB has an agreement with a third party. This fee is included in cost of implementation, maintenance, and usage on the accompanying statements of operations for the period from inception (March 1, 1998) to December 31, 1998.

   Actual fees for conversion services are billed and paid through TIB. The Company incurred $54,000, $12,000, and $109,000 in conversion services expense during the period from inception (March 1, 1998) to December 31, 1998, the period from inception (March 1, 1998) to June 30, 1998, and the six month period ended June 30, 1999, respectively. At December 31, 1998 and June 30, 1999, the Company owed TIB $25,710 and $74,386, respectively, for conversion services performed by the third party.

   On January 1, 1999, the Company entered into a product development agreement with TIB and an independent developer (the "Developer"), in which the Developer is developing two commercial cash management systems for the Company and TIB, who will share ownership and development costs of such systems equally. The actual development began in 1998. The Company pays the Developer for all costs incurred and TIB reimburses the Company for half of the amounts. The Company accounts for the computer development costs in accordance with SFAS No. 86, as discussed in Note 1. At December 31, 1998 and June 30, 1999, TIB owed the Company $214,224 and $704,893, respectively, for development costs incurred to date. This receivable is included in other receivables on the accompanying balance sheets.

5. INCOME TAXES

   The Company was included in the consolidated federal income tax return of the Parent for the fiscal year ended December 31, 1998. The Company's provision for income tax benefit in the accompanying

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK statements of operations reflect the federal and state income taxes calculated as if the Company was a stand-alone entity. The Company has incurred a net operating loss ("NOL") since inception. As of December 31, 1998, the Company has NOL carryforwards of approximately $416,000 available to offset its future income tax liability. The NOL carryforwards begin to expire in 2018. Due to the uncertainty of the realizability of the net operating losses, the Company has not reflected these carryforwards in the accompanying statements of operations on a stand-alone basis an income tax benefit for any period presented and recorded a valuation allowance equal to the net deferred tax assets of the Company at December 31, 1998.

   The components of the income tax benefit for the period from inception (March 1, 1998) to December 31, 1998 are as follows:

      Current:
        Federal...................................................... $       0
        State........................................................         0
                                                                      ---------
                                                                              0
      Deferred:
        Federal......................................................  (155,087)
        State........................................................   (18,246)
                                                                      ---------
                                                                       (173,333)
      Change in valuation allowance..................................   173,333
                                                                      ---------
          Total...................................................... $       0
                                                                      =========

   The following is a summary of the items which caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate for the period from inception (March 1, 1998) to December 31, 1998:

      Tax benefit at statutory rate....................................... (34)%
      Effect of:
        State income tax, net.............................................  (4)
        Valuation allowance...............................................  38
                                                                           ---
      Income tax benefit..................................................   0 %
                                                                           ===

   Deferred tax assets and liabilities are determined based on the difference between the financial accounting and tax basis of assets and liabilities. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 are as follows:

      Deferred tax assets:
        Net operating loss carryforwards............................. $ 158,133
        Deferred revenue.............................................   124,070
                                                                      ---------
                                                                        282,203
                                                                      ---------
      Deferred tax liabilities:
        Deferred expenses............................................  (108,870)
                                                                      ---------
      Net deferred tax assets before valuation allowance.............   173,333
      Valuation allowance............................................  (173,333)
                                                                      ---------
      Net deferred tax assets........................................ $       0
                                                                      =========

               THE INTERNET BANKING DIVISION OF THE BANKERS BANK

6. EMPLOYEE BENEFIT PLANS

   The Parent sponsors a 401(k) profit sharing plan (the "Plan"), a defined contribution plan covering substantially all employees of the Company. Under the Plan's deferred compensation arrangement, eligible employees who elect to participate in the Plan may contribute between 1% and 15% of eligible compensation, as defined, to the Plan. The Parent is required to match employee contributions up to 3%. During the period from inception (March 1, 1998) to December 31, 1998, matching contributions to company employees totaled $2,066 and are included as a component of selling, general, and administrative expenses in the accompanying statements of operations.

7. COMMITMENTS AND CONTINGENCIES

Operating Lease

   The Company leases certain office space under an operating lease agreement. Future minimum annual obligations under this lease as of December 31, 1998 are as follows:

            1999................................. $51,380
            2000.................................  22,890
                                                  -------
              Total.............................. $74,270
                                                  =======

   Rent expense for the period from inception (March 1, 1998) to December 31, 1998, the period from inception (March 1, 1998) to June 30, 1998, and the six month period ended June 30, 1999 was $14,000, $5,600, and $19,845, respectively.

Product Liability

   As a result of their complexity, software products may contain undetected errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company and testing and use by current and potential customers, errors will not be found in new Internet banking systems after commencement of commercial release or, if discovered, that the Company will be able to successfully correct such errors in a timely manner or at all. The occurrence of errors and failures in the Company's products could result in loss of or delay in the market acceptance of the Company's Internet banking systems, and alleviating such errors and failures could require significant expenditure of capital and other resources by the Company. The consequences of such errors and failures could have a material adverse effect on the Company's business, results of operations, and financial condition.

Litigation

   The Company is subject to litigation related to matters arising in the normal course of business, including product liability. As of December 31, 1998, management is not aware of any unasserted, asserted, or pending material litigation or claims against the Company.

8. SUBSEQUENT EVENT

   On September 1, 1999, the Company was acquired by Netzee, Inc. ("Netzee") for 1,361,000 shares of Netzee's stock. The acquisition of the Company was accounted for as a purchase under Accounting Principles Board Opinion No. 16.